                                                                    EXHIBIT 10.4



                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made and entered into on and as of the 17th day of December, 1998, but effective for all purposes at the "Effective Date" (defined below) between TARRAGON REALTY INVESTORS, INC., a Nevada corporation ("TRII") which has its principal executive offices located at 3100 Monticello Avenue, Suite 200, Dallas, Texas 75205 and WILLIAM S. FRIEDMAN, an individual (herein called "Employee") whose office address is 280 Park Avenue, East Building, 20th Floor, New York, New York 10017.

                              W I T N E S S E T H:

         WHEREAS, TRII is engaged in the business of investing in equity interests in real estate and financing real estate and real estate related activities through mortgage loans including first, wrap-around and junior mortgage loans and has elected to be treated as a real estate investment trust ("REIT") but has from time to time in the past and may again in the future engage in any and all aspects of the real estate business including acquisition, development and construction (all collectively the "Real Estate Business");

         WHEREAS, Employee has been the President and a director of TRII since its inception;

         WHEREAS, TRII is the ultimate successor-in-interest to Vinland Property Trust ("Vinland") originally established July 18, 1973, which was incorporated as a California corporation and merged into TRII on July 25, 1997;

         WHEREAS, TRII and National Income Realty Trust are parties to that certain Agreement and Plan of Merger dated June 5, 1998 (the "Merger Agreement") which provides, subject to shareholder approval of each entity, for the incorporation of NIRT as a California corporation and the merger of that California corporation with and into TRII with TRII as the surviving entity;

         WHEREAS, TRII, Tarragon Realty Advisors, Inc., a New York corporation ("TRA"), Employee and Lucy Friedman are all parties to that certain Stock Purchase Agreement dated June 5, 1998 (the "Advisor Acquisition Agreement");

         WHEREAS, the Merger Agreement has been approved by the respective shareholders of TRII and NIRT, all conditions precedent in the Merger Agreement have been satisfied, NIRT has been incorporated in the State of California under the name National Income Realty Corporation and the Articles of Merger to evidence the completion of the merger of NIRT or have been filed with the Secretary of State of Nevada, all of which is a condition precedent to the consummation of the Advisor Acquisition Agreement;


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         WHEREAS, the entry into this Agreement between TRII and Employee on terms mutually agreeable to TRII and Employee for a term of four years at a salary of $300,000 per year is part of the consideration under the Advisor Acquisition Agreement;

         WHEREAS, TRII desires to employ Employee as a senior executive officer and Employee is willing to accept such employment, all under the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Adoption of Recitals. The parties hereto do hereby adopt and confirm the foregoing recitals in the same manner as if fully recopied herein for all purposes.

         2. Employment. TRII hereby employs Employee for the entire term of this Agreement as set forth in Section 3 below to serve TRII in the capacity of Chief Executive Officer and President of TRII, filling such other positions of responsibility and description as the Board of Directors of TRII may from time to time determine, and Employee hereby agrees to accept such employment and to perform the services specified herein, upon the terms and conditions herein set forth.

         3. Term. The employment of Employee hereunder shall commence to be effective on and as of November 24, 1998 (the "Effective Date") and shall continue for an initial period of time of at least four (4) full calendar years after the Effective Date expiring December 31, 2002 (the "Initial Period") and thereafter this Agreement shall automatically renew and continue on a year-to-year basis unless terminated by written notice from either party to this Agreement to the other party hereto of non-renewal at least thirty (30) calendar days prior to the expiration of the Initial Period or thirty (30) calendar days prior to the termination of any subsequent annual extension of such period of employment, unless otherwise previously terminated as set forth herein.

         4. Compensation. In consideration of services to be rendered by Employee during the term of this Agreement, TRII shall compensate Employee as follows:

                  a. Base Compensation. While Employee is in the employ of TRII under the provisions of this Agreement, TRII shall pay to Employee a base compensation at the rate of $300,000 per annum during each year of the Initial Period, payable no less frequently than 1/12th per month; during each annual period after the Initial Period, TRII shall pay to Employee a base


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         compensation at the rate of $300,000 per annum, payable no less frequently than 1/12th per month, or at such higher rate of base compensation as may be set from time to time by the Board of Directors.

                  b. Bonus. Employee may receive, in addition to his base compensation, such bonuses as may be deemed appropriate by the Board of Directors of the Company, in their sole discretion.

                  c. Other Benefits. During the term of this Agreement, TRII will provide for Employee the following:

                           i. Health Insurance; Benefit Plans. TRII will allow
                  Employee to participate in any benefit plan of TRII or any of its subsidiaries covering health/major medical insurance and any self-funded retirement or "401-k" plan on the same basis as any other senior executive officer of the Company.

                           ii. Other Insurance. TRII will provide life insurance
                  and disability insurance for Employee on the same basis or pursuant to the same arrangements now or hereafter existing for the benefit of senior executive officers of TRII and its subsidiaries and Employee generally at any time during the term of this Agreement.

                           iii. Vacation and Other Benefits. Employee shall be
                  entitled to participate in benefits generally extended from time to time to senior executive officers of TRII and its subsidiaries and reasonable vacations consistent with TRII and its subsidiaries' policies.

         5. Duties; Extent of Services. Employee shall devote substantially all of his business time, attention and energy to TRII and its subsidiaries and shall not, during the term of employment, be actively engaged in any competitive managerial or employment capacity in any other business activity for gain, profit or other pecuniary advantage; provided, however, that the foregoing does not prohibit Employee from making investments that do not materially interfere with the performance of his duties for TRII and its subsidiaries and, provided, further, that TRII recognizes that Employee has certain other business interests in real estate which may require some devotion of time by Employee. Within such parameters, Employee shall serve TRII and its subsidiaries in such responsible capacities as the Board of Directors or other senior executive officers of TRII may, from time to time, determine and in such capacities shall serve TRII and its subsidiaries faithfully and to the best of his ability discharge the duties undertaken by him hereunder under the direction of the Board of Directors and other senior executive officers of TRII, subject at all times to the discretion and control of the Board of Directors of TRII.


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Employee, who presently is an elected member of the Board of Directors, shall also perform the duties of a director and/or member of any committee of directors of TRII to which Employee is elected of selected. Employ agrees that he shall not, during the term of this Agreement, whether as an employee, director, officer, shareholder, owner, partner or otherwise, directly or indirectly, engage in any business or businesses competitive to that conducted by TRII or any of its subsidiaries or affiliates. Nothing herein contained shall prevent Employee from owning or dealing in stocks or interests of any entity actively traded on a recognized exchange which may be so competitive (without participating in the management or control of such entity), provided that Employee's holdings shall not at any time exceed five percent (5%) of the outstanding equity voting securities of such entity. Employee may from time to time request permission of the Board of Directors of TRII to engage in other business activities (which may include service as a director of other entities) which do not interfere with or prevent his faithful performance of the responsibilities assigned to him by the Board of Directors or other senior executive officers of TRII. Any such permission granted must be in writing to become effective and be pursuant to and approved at a duly constituted meeting of the Board of Directors. Notwithstanding the foregoing or anything else to the contrary contained herein, it is recognized that Employee is an equity owner of and/or directly involved with businesses and entities listed and described on Exhibit "1" annexed hereto (all of which are collectively sometimes referred to herein as the "Friedman Entities"). The continuation of Employee's ownership and/or involvement with the Friedman Entities, including Employee's active participation in the respective operations of the Friedman Entities, shall not be deemed to be a conflict with, or breach or violation of this Agreement or to create, by itself, any right of termination or cancellation of this Agreement.

         6. Termination. Employee's employment hereunder may be terminated at any time during the term of this Agreement, but only on the terms and conditions set forth below, provided, however, that notwithstanding such termination or any other provision of this Agreement, the provisions of Sections 8, 9, 10 and 11 shall survive the term and termination of this Agreement and Employee and TRII shall continue to be bound thereby:

                  a. Mutual Agreement. Employee's employment hereunder may be terminated at any time by mutual agreement on terms to be negotiated and reduced to writing at the time of such termination.

                  b. Death. Employee's employment hereunder and this Agreement shall terminate automatically upon the death of Employee.



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                  c. Disability. Employee's employment hereunder shall terminate and this Agreement shall terminate automatically upon the total disability of Employee. For purposes of this Agreement "total disability" shall be deemed to have occurred if in the sole judgment of TRII, acting in good faith by a vote of at least 80% in number of the members of the Board of Directors, Employee shall have been unable to perform the duties of employment due to mental or physical incapacity for a period of 90 consecutive calendar days.

                  d. Cause. TRII may terminate Employee for "Cause." For purposes of this Agreement, the term "Cause" shall be deemed to be conduct by Employee constituting " mismanagement" (defined below), willful misconduct or fraud during the term of this Agreement directly involving TRII and the determination made in good faith by a vote of at least 50% in number of the members of the Board of Directors of TRII or the occurrence of events which, in the determination made in good faith by a vote of at least 50% in number of the members of the Board of Directors of TRII render Employee unable to devote full time and undivided attention to his duties under this Agreement (other than death, disability or illness). The term "gross mis-management" shall be and mean (i) that Employee shall be convicted of, or shall admit in writing or publicly, to a crime involving the business or property of TRII or any of its subsidiaries, (ii) the absence other than by reason of illness, injury or vacation from his duties without the consent of TRII for more than thirty (30) consecutive days, (iii) the negligence by Employee in the performance of his duties under this Agreement or otherwise wilfully failing to comply with the terms and conditions of this Agreement, or (iv) the engagement by Employee in any activity that would, in the reasonable opinion of at least 50% of the members of the Board of Directors of TRII, constitute a direct conflict of interest with TRII and/or its business, except for matters involving the Friedman Entities. In the event of any such termination for Cause of Employee's employment hereunder, such termination shall not affect any of TRII's or Employee's other rights and/or remedies and any such termination for Cause may be made by TRII upon notification to the Employee in writing of the occurrence of any of the events specified in this paragraph within fifteen (15) calendar days prior to such termination.

                  e. Requested Resignation. The employment of Employee will be terminated in the event of Employee's termination without Cause by 80% in number of the members of the Board of Directors of TRII.

                  f. Employee's Voluntary Resignation. The employment of Employee will be terminated in the event of Employee's voluntary written resignation from employment.


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         7. Effects of Termination. Upon severance or termination of employment of Employee for any reason and without regard to any attribution of fault to any person, Employee shall, upon such severance or termination:

                  a. return to TRII and its subsidiaries all items of property owned or leased by TRII and its subsidiaries in Employee's possession including, without limitation, all credit cards, cash advances, work papers, computer programs or tapes, computers, customer lists, keys to facilities, vehicles or other items of transportation; and

                  b. have such other rights to which Employee may be entitled under the provisions of this Agreement.

Notwithstanding any subpart of this Section 7, upon severance or termination of employment, Employee will make himself available, when reasonably requested, for testimony in any lawsuit or administrative proceeding that may be brought against TRII and/or its subsidiaries after severance or termination of his employment. In the event Employee is called upon to render such services, TRII agrees to reasonably compensate Employee for such services.

         8. Compensation upon Termination. If the employment of Employee under this Agreement is terminated pursuant to the provisions of paragraph (a) under
Section 6 above, the terms of the negotiated mutual settlement shall encompass and provide for compensation to be paid to Employee and no further compensation will be payable to Employee except as specifically provided therein. In the event of the termination of this Agreement by reason of paragraph (b) of Section 6 above, this Agreement shall terminate and no further compensation shall be paid to Employee other than the base compensation accrued through the date of termination, provided, however, that Employee's estate, heirs and beneficiaries, as applicable, shall be entitled to receive the greater of (i) on a monthly basis from TRII a payment equivalent to the greater of $25,000 per month for the balance of the term of this Agreement through the Initial Period or, if an annual renewal thereof, through the end of the then current calendar year, which is the compensation which would have been payable to Employee (except for his death) or one-twelfth of the monthly payment most recently approved by the Board, and (ii) such other benefits specifically provided to them or Employee under any benefit plan then in effect involving the Employee. In the event of termination of this Agreement by reason of paragraphs (c), (d), (e) or (f) under
Section 6 above, Employee shall receive on a monthly basis from TRII a payment of $25,000 per month or the greater of (x) the remaining number of months in the Initial Period or, if such Initial Period has passed, then the then annual renewal of this Agreement ending on December 31 of the calendar year of such year, or (y) an equivalent number of months covered by Section 10 below which are observed by Employee, not to exceed 36 calendar months.


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         9. Disclosure of Information. The Employee hereby acknowledges that he has had and will continue to have access to certain trade secrets and confidential information of TRII and its subsidiaries and affiliates (all collectively the "Entities") and that such information constitutes the valuable, special and unique property of the Entities. Employee will not, during or after the term of employment hereunder, disclose any such trade secrets or confidential information to any person or entity for any reason or purpose whatsoever, except as may be required by law.

         10. Restrictive Covenant; Agreement Not to Compete. Employee and TRII agree that the covenants, agreements and restrictions contained herein are necessary to protect the business good will, business interests and proprietary rights of TRII and that the parties to this Agreement have independently discussed, reviewed and had the opportunity of legal counsel to consider this Agreement and have stipulated that the covenant contained in this Section 10 is an integral part of an enforceable agreement, specifically the Agreement, and the covenants contained herein were made at the same time that the Agreement was consummated by the parties hereto, that the covenants contained herein are fair and reasonable in (i) geographical area, (ii) length of time, and (iii) scope of activity being restrained. Employee expressly agrees that while this Agreement is in effect, and following the termination of employment with TRII pursuant to
Section 6 above, Employee agrees that for a period of three calendar years following the date of termination, Employee shall not, except as provided below, "engage," directly or indirectly, in a "Competing Business." For purposes of the foregoing sentence, the term "engage" shall mean and include activities that directly further the business of any business enterprise (regardless of whether it is a corporation, partnership, sole proprietorship, limited liability or other business association entity) which constitutes a "Competing Business" whether Employee serves as a principal, owner, director, consultant, stockholder or employee of any such business enterprise. "Competing Business" shall mean a business enterprise regardless of how constituted as a sole proprietorship, corporation, limited liability company, general or limited partnership or otherwise which is engaged in the business of investing in equity interests in real estate and financing real estate and real estate related activities through mortgage loans including first, wrap-around and junior mortgage loans in the geographical areas or states where TRII is actively engaged in such business during the period covered by this Agreement or at the termination hereof, as applicable. For the purposes of this Agreement, the term "Person" means any individual, corporation, partnership, unincorporated association, firm, trust, joint stock company, joint venture or other entity of whatever nature. For the purposes of this Agreement, the term "affiliate" means, with respect to any Person, any Person that directly or indirectly controls, or is controlled by or is under common control with, such designated Person and, without limiting the generality of the


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foregoing, shall include any Person who, directly or indirectly, is the legal or beneficial owner of or controls 10% or more of any class of equity securities of the designated Person. For the purpose of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, Employee shall not be deemed to be engaged in a Competing Business solely by reason of:

                  a. ownership of an economic interest in a Competing Business on the Effective Date of this Agreement or continuing to hold such interest after the date of this Agreement or receipt of any payments in respect of such economic interest; or

                  b. continuing or becoming, after termination of this Agreement, an officer, director, consultant or employee of any of the Friedman Entities or performing services or duties after termination of this Agreement requested by any of the Friedman Entities (other than, in each instance specified in this paragraph, those which require Employee to render assistance to a Competing Business that furthers its competitive position in the areas specified in the definition of "Competing Business"); or

                  c. beneficial ownership as an investment, acquired after the date of this Agreement, of not more than 5% of the equity securities of any entity that constitutes a "Competing Business" if such entity is subject to the reporting requirements imposed by Sections 13 or 15 of the Securities Exchange Act of 1934, as amended.

It is intended that the restrictions set forth in this section shall not be held invalid or unenforceable because of the scope of the territory or actions subject thereto or restricted thereby for the period of time within which such restriction is operative, but any judgment of any court of competent jurisdiction may redefine or further limit the territory included in the definition of "Competing Business," increase the exceptions set forth in the immediately preceding paragraph and/or reduce the period of time during which such restriction is enforceable.

         11. Agreement Not to Solicit Employees. Following termination of employment with TRII hereunder, Employee agrees that for a period of one (1) calendar year, Employee will not, either alone or on behalf of any business engaged in a "Competing Business" solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or an agent of, TRII or its affiliates to terminate his or her contract of employment or agency (including


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those employees at will), as the case may be, with TRII or one of its affiliates
(other than Employee's secretary or direct assistant).

         12. Injunctive Relief; Independent Covenants. The covenants contained in Sections 8, 9, 10 and 11 are independent and separate and, in the event any provision contained in this Agreement is declared invalid or illegal, the other provisions shall not be affected or impaired thereby and shall remain valid and enforceable. In the event of a breach or threatened breach by Employee of any of Sections 9, 10 or 11 of this Agreement, TRII shall be entitled to an injunction to prevent irreparable injury to TRII or any of its affiliates. In the event of a breach by TRII of Section 8 of this Agreement, the Employee shall be entitled to an injunction to prevent irreparable injury to the Employee. Nothing herein contained shall be construed as prohibiting any of TRII or any affiliate or the Employee from pursuing any other remedies available to them for such breach or threatened breach, including recovery of damages.

         13. Right of First Refusal. While Employee is in the employ of TRII under the provisions of this Agreement, regardless of whether any such duty or obligation might exist absent this Agreement, Employee shall provide to TRII the right to first acquire or engage in (and Employee shall refrain from acting with respect to, until the expiration of ten calendar days following the date of written notice to TRII by Employee of such opportunity) any opportunity relating to any aspect of the real estate business received by Employee in any manner from any source, in a manner which might directly or indirectly confer a benefit of any kind upon Employee or the Friedman Entities in all instances where such knowledge, information or opportunity is received in the first instance by Employee (i) from his activities on behalf of TRII or its Subsidiaries, or (ii) while Employee is directly and exclusively engaged in performing his duties as a director or officer of TRII in TRII's business and is received as a direct result of such activities, or (iii) in a written communication the express terms of which evidence that it is intended to be received, and it was in fact intended to be received, only by an officer or director of TRII in that capacity, unless otherwise approved by a majority of the disinterested members of the Board of Directors of TRII. The Employee also hereby agrees to apprise TRII in writing of such opportunities in the real estate business and to impart to TRII such knowledge, information, advice, and expertise relating to possible opportunities in the real estate business as he may receive after the date of this Agreement. In the event TRII fails to notify Employee of its election to exercise any such right of first refusal within ten (10) calendar days following receipt of such notice, TRII shall be deemed to have elected not to exercise such right of first refusal. The right of first refusal contained herein shall remain in full force and effect throughout the term of this Agreement except with respect to those real estate


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opportunities for which TRII has elected not to exercise such right of first refusal. In the event that TRII ever elects not to exercise its right of first refusal and the real estate opportunity is then available to Employee, Employee may take up such opportunity on such basis as he deems appropriate without further obligation to TRII, so long as such real estate opportunity does not interfere with the covenant of Employee in Section 5 above to devote substantially all of his business time, attention and energy to TRII and its subsidiaries.

         14. Management of Real Estate Assets. During the term of this Agreement, Employee will utilize his best lawful efforts to transfer to TRII and/or its subsidiaries the right and opportunity to manage any real estate assets now or hereafter controlled by Employee or his family which are of a type and in a location where TRII is then managing one or more similar properties on terms mutually acceptable to Employee and TRII.

         15. Notices. Any notice or other communication required or permitted to be given by this Agreement or any other document or instrument referred to herein or executed in connection herewith must be given in writing (which may be by telecopy, followed by mail or personal delivery) and must be personally delivered or mailed by prepaid, certified or registered mail, to the party to whom such notice or communication is directed, at the address of such party set forth opposite his or its name on the signature page to this Agreement. Subject to the other provisions of this Agreement, any party may change its address (or re-designate the person to whom such notice shall be delivered) for purposes of this Agreement by giving notice of such change to the other party pursuant to this section. In all instances, any notice or other communication required or permitted to be given by this Agreement shall only be effective upon actual receipt thereof by the person intended to receive same.

         16. Modification or Waiver. This Agreement may be amended, modified or superseded and any of the terms, covenants, representations, warranties or conditions herein may be waived, but only by a written instrument executed by the parties hereto. No waiver of any nature, in any one or more instance, shall be deemed to be or be construed as a further or continued waiver of any condition or any breach of any other term, covenant, representation or warranty in this Agreement. This Agreement and each provision hereof may not be waived, altered, amended or modified, except in writing, duly executed by the parties hereto. No failure to exercise and no delay in exercising, any right or power hereunder shall operate as a waiver thereof.

         17. Benefit. This Agreement shall inure to the benefit of and be binding upon Employee, his heirs and personal repre sentatives and TRII, its successors and assigns. Neither this Agreement nor the rights and obligations created hereunder may be


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assigned by either party without the prior written consent of the other party.

         18. Further Cooperation. To the extent that either TRII's or Employee's further approval or other action is deemed necessary or desirable by the other party in order to effectuate the terms and conditions of this Agreement and the matters set forth herein, the parties hereby agree to execute all reasonable documents and take all actions reasonably requested by the other party to effectuate the terms and conditions of this Agreement.

         19. Governing Law and Enforcement. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas, the state in which it was negotiated, executed and delivered, without regard to any principals of law involving conflicts of laws. Should any clause, sentence, section or paragraph of this Agreement be judicially or administratively declared to be invalid, unenforceable or void under the laws of the State of Texas or the United States of America, or any agency or subdivision thereof, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void shall be deemed to have been deleted here from and the remainder shall have the same force and effect as if such part or parts had never been included herein. In the event any party hereto shall fail to perform any of its obligations under this Agreement, such party hereby agrees to pay all reasonable expenses, including reasonable attorneys' fees, which may be incurred by any party hereto which is successful in enforcing this Agreement.

         20. Entire Agreement; Counterparts. This Agreement and the agreements referred to herein constitute the entire agreement between the parties hereto concerning the subject matter hereof, and supersedes all prior memoranda, correspondence, conversations, and agreements. This Agreement may be executed in several identical counterparts that together shall constitute but one and the same instrument.




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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Address for Notices:                      TARRAGON REALTY INVESTORS, INC.

3100 Monticello Avenue
Suite 200
Dallas, Texas 75205
(214) 599-2200                            By:      /s/ Kathryn Mansfield
(214) 599-2220 (FAX)                           ---------------------------------
                                                   Kathryn Mansfield,
                                                   Executive Vice President,
                                                   Corporate Counsel and
                                                   Secretary


280 Park Avenue,                          EMPLOYEE
East Building, 20th Floor
New York, New York 10017
(212) 949-5000
(212) 949-8001 (FAX)                      /s/ William S. Friedman
                                          --------------------------------------
                                          William S. Friedman




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                                   EXHIBIT "1"

                    List and Description of Friedman Entities

         Beachwold Partners, L.P., a Texas limited partnership.
         FEI 75-25682952

         Tarragon Capital Corporation, a Texas corporation.
         FEI 75-2340089

         Tarragon Partners, Ltd., a Texas limited partnership.
         FEI 75-2340088

         Tarragon Investment partners, L.P., a Texas limited
         partnership.  FEI
                           ---------------

         CAI Plaza Associates, L.P., a Florida limited partnership.
         FEI
             ---------------

         Crossroads LLC, a New Mexico limited liability company.   FEI

         ---------------

         Galaxy Associates, a Texas partnership.  FEI
                                                      ---------------

         Linbar Associates, a Tennessee limited partnership.  FEI

         ---------------

         Gaslight Associates, L.P., an Alabama limited partnership FEI

         ---------------



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